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                                      EXHIBIT A


                                JOINT FILING AGREEMENT


       The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: April 30, 1999.



                                        The TCW Group, Inc.

                                        By: /s/ Susan M. Marsch
                                            -----------------------------------
                                             Susan M. Marsch
                                             Authorized Signatory



                                        Robert Day

                                        By: /s/ Susan M. Marsch
                                            -----------------------------------
                                            Susan M. Marsch
                                            Under Power of Attorney dated March
                                            31, 1999, on File with Schedule 13G
                                            for Hibbett Sporting Goods, Inc.
                                            dated April 8, 1999.

                                        Oakmont Corporation

                                        By: /s/ Kashif F. Sheikh
                                            -----------------------------------
                                            Kashif F. Sheikh
                                            Senior Vice President,
                                            Finance